EXHIBIT 99
----------


FOR IMMEDIATE RELEASE


Contact:   Raymond Martz, Vice President of Finance/
           Investor Relations--Bethesda +301/941-1516


        LA SALLE HOTEL PROPERTIES REPORTS 13.9 PERCENT DECREASE
               IN 2001 COMPARABLE FUNDS FROM OPERATIONS
                RevPAR Decreases 12.1 Percent for Year


     BETHESDA, MD, FEBRUARY 6, 2002 -- LaSalle Hotel Properties (NYSE:
LHO) today reported a decrease in comparable funds from operations ("FFO") of 13.9 percent to $41.3 million for the year ended December 31, 2001 from $48.0 million for the prior year. Comparable FFO for the year ended December 31, 2001 declined to $2.18 per diluted share/unit, representing a decrease of $0.41 or 15.8 percent as compared to $2.59 per diluted share/unit for the year ended December 31, 2000. Comparable FFO is defined as FFO before one-time items, including the purchase of LaSalle Hotel Lessee ("LHL"), the transition expenses associated with becoming a self-managed Real Estate Investment Trust ("REIT"), and extraordinary costs associated with terminating third-party tenant leases.

     For the year 2001 versus the previous year, room revenue per available room ("RevPAR") decreased 12.1 percent to $97.05. The average daily rate ("ADR") of $148.53 was flat to prior year, while average occupancy declined 10.8 percent to 65.3 percent.

     "This was the worst year on record for the lodging industry. The impact of the economic slowdown and the events of September 11 have been significant and unprecedented," said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. "However, we began seeing increasing occupancy levels as travel recovered in the fourth quarter. This improvement has continued, on a steady, but gradual basis through today, and we expect this trend will continue throughout 2002."

     Net income for the year ended December 31, 2001 was $3.6 million, or $0.19 per diluted share/unit, compared to net income of $5.4 million, or $0.32 per diluted share/unit for the prior year. For 2001, the Company's comparable EBITDA declined 12.2 percent from 2000 to $62.6 million. The Company's hotels generated $65.9 million of EBITDA for the year ended December 31, 2001 compared to $79.7 million for the prior year. Comparable EBITDA is defined as earnings before interest, taxes, depreciation, amortization and one-time items, including the purchase of LHL, the transition expenses associated with becoming a self-managed REIT, and costs associated with terminating third-party leases.

     The Company initiated a corporate action plan following the events of September 11, which included the establishment of a comprehensive right-sizing of each hotel's operations and implementation of extensive cost containment plans at both the property and corporate levels. Steps implemented included expense management programs designed to maximize the profits at the Company's hotels, an immediate halt to discretionary capital expenditures except for emergency and infrastructure related items, a reduction in the quarterly dividend payments and strengthening of the balance sheet in order to ensure the long-term value of the Company. As a result of the Company's corporate action plan, EBITDA margins for the Company's hotel portfolio for 2001 declined only 260 basis points ("bps") over the prior year, off a RevPAR decline of 12.1 percent. In addition, the Company was able to retain approximately $30 million in cash.

     "We are very pleased with the results thus far from our self-initiated corporate action plan. The management teams at our properties have done an exceptional job reducing operating expenses and increasing their efficiencies," noted Mr. Bortz. "As a result, our EBITDA declines were significantly tempered relative to the declines in hotel revenue. Our asset management team, working closely with our operators, will remain vigilant throughout 2002 in managing operating costs and staffing levels at our hotels."

     During 2001, LaSalle Hotel Properties completed several strategic acquisitions and dispositions. In March, the Company acquired four full-service hotels ("DC Boutique Collection") with a total of 502 guestrooms in the heart of Washington, D.C. The DC Boutique Collection is now managed and operated by the Kimpton Group, LLC. In June, the Company acquired the 343-room upscale full-service Holiday Inn on the Hill, the closest hotel to the U.S. Capitol in Washington, D.C., and in August, the Company sold the Radisson Tampa Hotel.

     The renovation and repositioning of two properties in the DC Boutique Collection have been completed. On October 10, 2001 the Topaz Hotel & Bar opened (formerly the Canterbury Hotel). On December 14, 2001, the Hotel Rouge & Bar opened (formerly the Quality Hotel & Suites Downtown). Both hotels were completed on time and below the approximately $14.0 million combined renovation budget. Since the reopening of the hotels, both have been performing in-line with the Company's expectations.

     "We are encouraged with the market's initial response to the Topaz and Rouge," said Michael Barnello, Chief Operating Officer of LaSalle Hotel Properties. "These upscale boutique hotels are unique compared with the traditionally conservative D.C. hotel market. We are long-term bullish on Washington D.C. as it continues to be a high-growth urban market with significant barriers to entry and robust demand from all segments, including commercial transient, group and leisure/tourism."

     Currently, the Company plans to reposition the remaining two hotels in the DC Boutique Collection during 2002. The repositioning of these two hotels is scheduled to commence during the second quarter and is expected to be completed by the fourth quarter at an estimated cost of $16.0 million.

     The Company has selected Starwood Hotels & Resorts Worldwide, Inc. ("Starwood") to manage and operate their New Orleans and Dallas hotels.
The hotels will be re-branded with the prestigious 'Westin' flag. The Company anticipates spending approximately $6.0 million to enhance the guest experience at these hotels in conjunction with the re-branding, which the Company expects to be completed during the first half of 2002.

     "We are excited to add the Westin brand and the Starwood organization to our stable of premier internationally recognized brands and operators," advised Mr. Barnello. "We evaluated several competing brands and believe that Starwood and its organization afforded the best ability to increase the intrinsic value of these upper upscale assets. Starwood is one of the industry's leading luxury and upscale hotel companies; and we believe their creativity, coupled with the organization's resources, will contribute significantly to our New Orleans and Dallas hotels."

     As of year-end 2001, LaSalle Hotel Properties had total outstanding debt of approximately $348.4 million, including its $11.9 million portion of the joint venture debt related to the Chicago Marriott. The Company's unsecured credit facility had $175.4 million outstanding as of December 31, 2001. Interest expense for the year was approximately $21.0 million, resulting in an interest coverage ratio for 2001 of approximately 3.0x. As of December 31, 2001, the Company was in full compliance with all debt covenants for the quarter.

     LaSalle Hotel Properties paid its fourth quarter dividend of $0.01 per share on January 15, 2002. For 2001, the Company paid $0.795 in dividends per share. Of the dividends paid during 2001, 39.0 percent represented ordinary income and 61.0 percent represented return of capital for tax purposes. It is anticipated that the Board of Trustees will approve a dividend of $0.01 per share for both the first and second quarter of 2002.


FOURTH QUARTER RESULTS
----------------------

     For the fourth quarter 2001, LaSalle Hotel Properties reported a decrease in Comparable FFO of 26.7 percent to $7.4 million versus $10.1 million for fourth quarter 2000. On a per diluted share/unit basis, fourth quarter Comparable 2001 FFO was $0.39 versus fourth quarter 2000 FFO of $0.54.

     In line with the upper upscale segment of the lodging industry for the fourth quarter 2001, RevPAR decreased 24.9 percent to $78.32. ADR declined 9.4 percent over the prior year to $139.89 and occupancy declined
17.2 percent to 56.0 percent. Despite a RevPAR decline of 24.9 percent for the fourth quarter, the Company's asset management team was able to achieve significant operating expense reductions to help mitigate the decline in hotel demand. As a result of these efforts, the Company's fourth quarter EBITDA margin declined by less than 0.1 percent for every 1.0 percent decline in hotel revenues, which was one of the best margin performances in the industry.

     "For the fourth quarter, our hotels located in drive-to resort markets, such as San Diego and Newport, Rhode Island, fared significantly better than our hotels located in primarily fly-to urban markets such as New York, Boston and Dallas," said Mr. Bortz. "Our properties in these fly-to urban markets have been negatively impacted by the significant decline in corporate transient travel, as well as softness in the corporate group market."

     Comparable EBITDA declined by 29.9 percent to $11.5 million in the fourth quarter 2001 from $16.4 million in the same quarter of 2000. Net loss for the fourth quarter 2001 was $1.7 million, or ($0.09) per diluted share/unit, down from a net loss of $7.8 million, or ($0.46) per diluted share/unit, for the previous year.


2002 OUTLOOK
------------

     Industry-wide hotel room supply growth, which peaked in 1998 at 4.2 percent, rose approximately 1.9 percent in 2001, according to Smith Travel Research, and is projected to decline to 1.0 - 1.5 percent, or even lower over the next two to three years, based on estimates from lodging industry analysts. This decline would result in the lowest new supply growth during the last six years. Bank lending standards remain extremely tight and show no signs of loosening, which bodes well for continued constraints on new hotel construction. The Company believes that lodging demand will improve significantly during the second half of 2002, as the economy improves and the fear of travel is expected to diminish.

     "As a result of current industry fundamentals, we would anticipate a RevPAR decline of 2 - 4 percent for 2002 for our portfolio, which is consistent with our peer group," said Jon Bortz. "We are expecting RevPAR growth for our portfolio to be significantly negative for the first half of the year and to turn positive during the third quarter, with double digit gains expected in the fourth quarter."

     Due to continued weakness in the economy and business travel, and assuming a portfolio RevPAR decline of approximately two to four percent and no additional "travel-impacting events", the Company expects a Comparable FFO of $1.90 - $2.00 per share and taxable income of $0.42 - $0.52 per share for 2002.

     The Company has allocated approximately $6.5 million for capital expenditures throughout the portfolio in 2002, plus the approximately $6.0 million of guest refurbishments to be made at the New Orleans and Dallas properties. In addition, the Company expects to spend approximately $16.0 million to complete the DC Boutique Collection repositioning program during the year plus approximately $6.0 million for the completed but unpaid costs of the Topaz Hotel and Hotel Rouge renovations and the capital improvements made at the other hotels at the end of 2001.


LHL LEASE ACQUISITIONS
----------------------

     Contemporaneously with the rebranding of the New Orleans and Dallas hotels, the Company has notified MHI Leasco New Orleans, Inc. and MHI Leasco Dallas, Inc. that it will be terminating their respective interest under the leases for these properties. The hotels will be leased by LaSalle Hotel Lessee, Inc. ("LHL"), a wholly owned subsidiary of LaSalle Hotel Operating Partnership, L.P.

     The Company also terminated its third-party operating leases at the Radisson Convention Hotel and Key West Beachside Resort during the quarter.

Both hotels will be leased to LHL. The Radisson Convention Hotel will continue to be operated by Radisson Hotels International, Inc., and Key West Beachside Resort will continue to be operated by Crestline Hotels & Resorts, Inc. In conjunction with the termination of the Crestline lease, the Company was paid $0.6 million. There was no cost of termination for the Radisson lease. The Company currently expects the acquisition of these leases to be accretive in 2002.

     LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust ("REIT"), which owns 17 upscale and luxury full-service hotels, totaling approximately 5,900 guest rooms in 13 markets in 11 states and the District of Columbia. LaSalle Hotel Properties focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Marriott International, Inc., Starwood Hotels & Resorts Worldwide, Inc., Radisson Hotels International, Inc., Crestline Hotels & Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, and The Kimpton Hotel & Restaurant Group, LLC.




Statements in this press release regarding, among other things, expectations, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of the Company to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Quantitative and Qualitative Disclosure About Market Risk" and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2000, under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" and elsewhere in the Company's quarterly report on Form 10-Q for the quarters ended
March 31, 2001, June 30, 2001, and September 30, 2001, under "Certain Relationships and Related Transactions" and elsewhere in the Company's March 31, 2001 proxy statement with respect to the annual meeting of shareholders held on May 16, 2001, under "Risk Factors" and elsewhere in the Company's Registration Statement (No. 333-77371) and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Company expectations or results, or any change in events.





                                #  #  #

ADDITIONAL CONTACTS:
-------------------

     Hans Weger, Chief Financial Officer,
           LaSalle Hotel Properties - 301/941-1516



         For additional information, please visit our web site
                       at www.lasallehotels.com

                       LASALLE HOTEL PROPERTIES
                         Statements of Income
           (Dollar amounts in thousands, except share data)



                                         For the three months ended
                                                December 31,
                                         --------------------------
                                             2001           2000
                                          ----------     ----------
Hotel operating revenue:
  Room revenue. . . . . . . . . . . .     $   15,310     $    --
  Food & beverage revenue . . . . . .          8,919          --
  Other operating revenue . . . . . .          2,982          --
Participating lease revenue . . . . .          7,983         19,250
Interest income . . . . . . . . . . .            168            361
Lease termination income. . . . . . .            621          --
Other income. . . . . . . . . . . . .             74            264
                                          ----------     ----------
    Total revenues. . . . . . . . . .     $   36,057     $   19,875
                                          ==========     ==========

Hotel operating expenses:
  Room. . . . . . . . . . . . . . . .          4,106          --
  Food & beverage . . . . . . . . . .          6,209          --
  Other direct. . . . . . . . . . . .          1,501          --
  Other indirect. . . . . . . . . . .          7,742          --
Depreciation and other amortization .          8,319          7,402
Real estate taxes, personal property
  taxes and insurance . . . . . . . .          2,507          1,847
Ground rent . . . . . . . . . . . . .            476            963
General and administrative. . . . . .          1,834            235
Interest. . . . . . . . . . . . . . .          4,908          5,625
Amortization of deferred financing
  costs . . . . . . . . . . . . . . .            544            313
Advisory fees . . . . . . . . . . . .          --               966
Writedown of notes receivable . . . .          1,172          --
Minority interest . . . . . . . . . .            (50)          (729)
Other expense . . . . . . . . . . . .              1              4
Writedown of property held for sale .          --            11,030
Income tax benefit. . . . . . . . . .         (1,561)         --
                                          ----------     ----------
    Total expenses and
      minority interest . . . . . . .     $   37,708     $   27,656
                                          ==========     ==========

Net income. . . . . . . . . . . . . .     $   (1,651)    $   (7,781)
                                          ==========     ==========

SHARE DATA:
Net income per weighted average
 common share outstanding:
    -Basic. . . . . . . . . . . . . .     $    (0.09)    $    (0.46)
    -Diluted. . . . . . . . . . . . .     $    (0.09)    $    (0.46)

Weighted average number of
 common shares outstanding:
    -Basic. . . . . . . . . . . . . .     18,594,653     16,972,455
    -Diluted. . . . . . . . . . . . .     18,623,105     17,071,733

                       LASALLE HOTEL PROPERTIES
                   Statements of Income - Continued
           (Dollar amounts in thousands, except share data)



                                         For the three months ended
                                                December 31,
                                         --------------------------
                                             2001           2000
                                          ----------     ----------

COMPARABLE FUNDS FROM OPERATIONS (FFO):
Net income. . . . . . . . . . . . . .     $   (1,651)    $   (7,781)
Depreciation. . . . . . . . . . . . .          8,303          7,395
Equity in depreciation of Joint Venture          239            217
Amortization of deferred lease fees .              7          --
Writedown of property held for sale .          --            11,030
Minority interest . . . . . . . . . .            (50)          (729)
                                          ----------     ----------
      FFO . . . . . . . . . . . . . .          6,848         10,132

Writedown of notes receivable . . . .          1,172          --
Lease termination income. . . . . . .           (621)         --
                                          ----------     ----------

      Comparable FFO. . . . . . . . .     $    7,399     $   10,132
                                          ==========     ==========


Comparable FFO per common share
 and unit:
    -Basic. . . . . . . . . . . . . .     $     0.39     $     0.55
    -Diluted. . . . . . . . . . . . .     $     0.39     $     0.54

Weighted average number of common
 shares and units outstanding:. . . .
    -Basic. . . . . . . . . . . . . .     19,037,836     18,520,780
    -Diluted. . . . . . . . . . . . .     19,066,288     18,620,069

COMPARABLE EBITDA:
Net income. . . . . . . . . . . . . .     $   (1,651)    $   (7,781)
Interest. . . . . . . . . . . . . . .          4,908          5,625
Depreciation and other amortization .          8,319          7,402
Amortization of deferred financing
  costs . . . . . . . . . . . . . . .            544            313
Equity in depreciation/amort of
  Joint Venture . . . . . . . . . . .            254            232
Equity in interest expense of
  Joint Venture . . . . . . . . . . .            157            287
Income tax benefit. . . . . . . . . .         (1,561)         --
Minority interest . . . . . . . . . .            (50)          (729)
Writedown of property held for sale .          --            11,030
                                          ----------     ----------
    EBITDA. . . . . . . . . . . . . .         10,920         16,379

Writedown of notes receivable . . . .          1,172          --
Lease termination expense . . . . . .           (621)         --
                                          ----------     ----------
    Comparable EBITDA . . . . . . . .     $   11,471     $   16,379
                                          ==========     ==========

                       LASALLE HOTEL PROPERTIES
                         Statements of Income
           (Dollar amounts in thousands, except share data)



                                             For the year ended
                                                December 31,
                                         --------------------------
                                             2001           2000
                                          ----------     ----------
Hotel operating revenue:
  Room revenue. . . . . . . . . . . .     $   70,875     $    --
  Food & beverage revenue . . . . . .         34,424          --
  Other operating revenue . . . . . .         12,402          --
Participating lease revenue . . . . .         45,490         83,772
Interest income . . . . . . . . . . .            764          1,271
Lease termination income. . . . . . .            621          --
Other income. . . . . . . . . . . . .            880          1,208
                                          ----------     ----------
      Total revenues. . . . . . . . .     $  165,456     $   86,251
                                          ==========     ==========

Hotel operating expenses:
  Room. . . . . . . . . . . . . . . .         17,058          --
  Food & beverage . . . . . . . . . .         25,260          --
  Other direct. . . . . . . . . . . .          6,805          --
  Other indirect. . . . . . . . . . .         33,846          --
Depreciation and other amortization .         31,429         29,078
Real estate taxes, personal property
  taxes and insurance . . . . . . . .         10,069          8,462
Ground rent . . . . . . . . . . . . .          3,696          3,574
General and administrative. . . . . .          6,389            952
Interest. . . . . . . . . . . . . . .         21,005         21,052
Amortization of deferred financing
  costs . . . . . . . . . . . . . . .          1,992          1,139
Advisory fees . . . . . . . . . . . .          --             3,840
Lease termination, advisory
  transaction and subsidiary
  purchase expenses . . . . . . . . .          1,929          --
Writedown of notes receivable . . . .          1,172          --
Minority interest . . . . . . . . . .             96            488
Other expense . . . . . . . . . . . .              4             19
Writedown of property held for sale .          1,872         12,296
Extraordinary loss. . . . . . . . . .            973          --
Income tax benefit. . . . . . . . . .         (1,704)         --
                                          ----------     ----------
    Total expenses and
      minority interest . . . . . . .     $  161,891     $   80,900
                                          ==========     ==========

Net income. . . . . . . . . . . . . .     $    3,565     $    5,351
                                          ==========     ==========

SHARE DATA:
Net income per weighted average
 common share outstanding:
    -Basic. . . . . . . . . . . . . .     $     0.19     $     0.32
    -Diluted. . . . . . . . . . . . .     $     0.19     $     0.32

Weighted average number of
  common shares outstanding:
    -Basic. . . . . . . . . . . . . .     18,385,015     16,920,596
    -Diluted. . . . . . . . . . . . .     18,452,882     16,982,962

                       LASALLE HOTEL PROPERTIES
                   Statements of Income - Continued
           (Dollar amounts in thousands, except share data)



                                             For the year ended
                                                December 31,
                                         --------------------------
                                             2001           2000
                                          ----------     ----------

COMPARABLE FUNDS FROM OPERATIONS (FFO):
Net income. . . . . . . . . . . . . .     $    3,565     $    5,351
Depreciation. . . . . . . . . . . . .         31,354         29,064
Equity in depreciation of Joint Venture          938            785
Amortization of deferred lease fees .             38          --
Writedown of property held for sale .          1,872         12,296
Extraordinary loss. . . . . . . . . .            973          --
Minority interest . . . . . . . . . .             96            488
                                          ----------     ----------
      FFO . . . . . . . . . . . . . .         38,836         47,984

Advisory Transition Expense . . . . .            600          --
Lease termination expense . . . . . .            796          --
Subsidiary Purchase Cost. . . . . . .            533          --
Writedown of notes receivable . . . .          1,172          --
Lease termination income. . . . . . .           (621)         --
                                          ----------     ----------

      Comparable FFO. . . . . . . . .     $   41,316     $   47,984
                                          ==========     ==========

Comparable FFO per common share
 and unit:
    -Basic. . . . . . . . . . . . . .     $     2.19     $     2.60
    -Diluted. . . . . . . . . . . . .     $     2.18     $     2.59

Weighted average number of common
 shares and units outstanding:
    -Basic. . . . . . . . . . . . . .     18,877,666     18,488,475
    -Diluted. . . . . . . . . . . . .     18,945,533     18,550,841

COMPARABLE EBITDA:
Net income. . . . . . . . . . . . . .     $    3,565     $    5,351
Interest. . . . . . . . . . . . . . .         21,005         21,052
Depreciation and other amortization .         31,429         29,078
Amortization of deferred financing
  costs . . . . . . . . . . . . . . .          1,992          1,139
Equity in depreciation/amort of
  Joint Venture . . . . . . . . . . .            998            839
Equity in interest expense of
  Joint Venture . . . . . . . . . . .            825          1,038
Income tax benefit. . . . . . . . . .         (1,704)         --
Minority interest . . . . . . . . . .             96            488
Writedown of property held for sale .          1,872         12,296
                                          ----------     ----------
      EBITDA. . . . . . . . . . . . .         60,078         71,281

Advisory Transition Expense . . . . .            600          --
Lease termination expense . . . . . .            796          --
Subsidiary Purchase Cost. . . . . . .            533          --
Writedown of notes receivable . . . .          1,172          --
Lease termination income. . . . . . .           (621)         --
                                          ----------     ----------

     Comparable EBITDA. . . . . . . .     $   62,558     $   71,281
                                          ==========     ==========

                       LASALLE HOTEL PROPERTIES
                    Statistical Data for the Hotels



                              For the                For the
                         three months ended     twelve months ended
                             December 31,           December 31,
                         -------------------   --------------------
                            2001       2000       2001        2000
                           ------     ------     ------      ------


TOTAL PORTFOLIO

Occupancy . . . . . .       56.0%      67.6%      65.3%       73.2%
  Increase. . . . . .      (17.2%)               (10.8%)

ADR . . . . . . . . .     $139.89    $154.34    $148.53     $150.79
  Increase. . . . . .       (9.4%)                (1.5%)

RevPAR. . . . . . . .      $78.32    $104.33     $97.05     $110.40
  Increase. . . . . .      (24.9%)               (12.1%)